Exhibit 99.1

Banc of California Announces Hiring of John A. Bogler as

Chief Financial Officer

SANTA ANA, Calif., (August 31, 2017) – Banc of California, Inc. (the “Company”) (NYSE: BANC) today announced it has hired John A. Bogler as Executive Vice President and Chief Financial Officer for the Company and its subsidiary, Banc of California, N.A. (the “Bank”), effective September 5, 2017. Mr. Bogler brings nearly 30 years of experience in the banking and financial services sector, including most recently serving as Chief Financial Officer of Sabal Financial Group, L.P. since 2014. Mr. Bogler’s appointment comes after the conclusion of a nationwide executive search, led by Korn Ferry.

“We are pleased to welcome John as Banc of California’s Chief Financial Officer,” said Douglas H. Bowers, President and Chief Executive Officer. “John is a seasoned banking CFO who brings a deep set of experiences across accounting, finance, treasury and capital markets functions. This addition fills an important role on our management team as we continue to position the Company for future success and deliver on our vision of being California’s Bank. We have a strong group of employees today at Banc of California and we expect to continue recruiting top banking talent to the Company.”

Previously Mr. Bogler served as Chief Financial Officer for CapitalSource, Inc. and its subsidiary CapitalSource Bank until its 2014 sale to PacWest Bancorp. Mr. Bogler also served as Chief Financial Officer for Affinity Financial Corporation and Jackson Federal Bank. Mr. Bogler holds a B.S. in Accounting from Missouri State University. He also holds the designations of Certified Public Accountant (CPA) and Chartered Financial Analyst (CFA).

Additionally, the Company announced the appointment of Lawrence Gee as Interim Chief Accounting Officer. Mr. Gee will assume this role from Albert J. Wang, who announced his resignation as the Company’s Chief Accounting Officer, effective on September 15, 2017, in order to pursue other opportunities. Mr. Wang’s decision to resign did not relate to any issues regarding the Company’s financial reporting or the integrity of the Company’s systems or controls.

Mr. Gee has served as Senior Vice President and Head of Accounting Policy for Banc of California and has more than 30 years of accounting experience in the banking and financial services sector. Prior to joining Banc of California, Mr. Gee served as Senior Vice President and Financial Assets Controller at Bank of the West, and as Senior Vice President and Controller for OneWest Bank, in addition to accounting leadership roles at Union Bank, Countrywide, Washington Mutual and Wells Fargo Bank. He holds the designation of Certified Public Accountant (CPA), is a member of the American Institute of Certified Public Accountants (AICPA), and serves on the AICPA’s Depository and Lending Institutions Expert Panel and on the Accounting Committee for the American Bankers Association (ABA).

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse businesses, entrepreneurs and communities. Banc of California operates 34 offices in California. The Company was recently recognized by Forbes for the second straight year as one of the 100 Best Banks in America for 2017.

3 MacArthur Place • Santa Ana, CA 92707 • (949) 236-5250 • www.bancofcal.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Abernathy MacGregor
Timothy Sedabres, (855) 361-2262	Ian Campbell / Joe Hixson / Kristin Cole, (213) 630-6550 idc@abmac.com / jrh@abmac.com / kec@abmac.com